EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

1.

CIT Financial USA, Inc. (“CIT-FUSA”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include all publicly issued asset-backed securities transactions involving equipment loan and lease receivables, which asset-backed securities transactions were issued on or after January 1, 2006 for which CIT-FUSA acted as master servicer (the “Platform”);

2.	Except as set forth in paragraph 3 below, CIT-FUSA used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to CIT-FUSA based on the activities it performs with respect to the Platform;

4.	CIT-FUSA has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole; and

5.

PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on CIT-FUSA’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 30, 2007

CIT Financial USA, Inc., as Servicer

By:	/s/ Mark A. Carlson
Name: Mark A. Carlson
Title: Senior Vice President – Corporate Treasury

EXHIBIT 33.1

APPENDIX A

CIT Financial USA, Inc. (the “Company”)

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are	X
instituted to monitor any
performance or other triggers
and events of default in
accordance with the
transaction agreements.
1122(d)(1)(ii)	If any material servicing	X [1,2]		X [1,2]
activities are outsourced to
third parties, policies and
procedures are instituted to
monitor the third party’s
performance and compliance
with such servicing activities.
1122(d)(1)(iii)	Any requirements in the				X
transaction agreements to
maintain a back-up servicer
for the pool assets are
maintained.
1122(d)(1)(iv)	A fidelity bond and errors and				X
omissions policy is in effect
on the party participating in
the servicing function
throughout the reporting
period in the amount of
coverage required by and
otherwise in accordance with
the terms of the transaction
agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are	X [3]		X [3]
deposited into the appropriate
custodial bank accounts and
related bank clearing accounts
no more than two business
days of receipt, or such other
number of days specified in
the transaction agreements.

EXHIBIT 33.1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
1122(d)(2)(ii)	Disbursements made via wire	X [4]		X [4]
transfer on behalf of an
obligor or to an investor are
made only by authorized
personnel.
1122(d)(2)(iii)	Advances of funds or	X [5]		X [5]
guarantees regarding
collections, cash flows or
distributions, and any interest
or other fees charged for such
advances, are made, reviewed
and approved as specified in
the transaction agreements.
1122(d)(2)(iv)	The related accounts for the	X
transaction, such as cash
reserve accounts or accounts
established as a form of over
collateralization, are
separately maintained (e.g.,
with respect to commingling
of cash) as set forth in the
transaction agreements.
1122(d)(2)(v)	Each custodial account is	X [6]		X [6]
maintained at a federally
insured depository institution
as set forth in the transaction
agreements. For purposes of
this criterion, “federally
insured depository institution”
with respect to a foreign
financial institution means a
foreign financial institution
that meets the requirements of
§ 240.13k-1(b)(1) under the Securities
Exchange Act of 1934, as amended.
1122(d)(2)(vi)	Unissued checks are				X
safeguarded so as to prevent
unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared	X [7]		X [7]
on a monthly basis for all
asset-backed securities related
bank accounts, including
custodial accounts and related
bank clearing accounts. These
reconciliations:
(A) Are mathematically
accurate;
(B) Are prepared within 30
calendar days after the bank
statement cutoff date, or such
other number of days specified
in the transaction agreements;
(C) Are reviewed and
approved by someone other
than the person who prepared
the reconciliation; and

EXHIBIT 33.1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
(D) Contain explanations for
reconciling items. These
reconciling items are resolved
within 90 calendar days of
their original identification, or
such other number of days
specified in the transaction
agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including	X [8]			X [8]
those to be filed with the
Commission, are maintained
in accordance with the
transaction agreements and
applicable Commission
requirements. Specifically,
such reports:
(A) Are prepared in
accordance with timeframes
and other terms set forth in the
transaction agreements;
(B) Provide information
calculated in accordance with
the terms specified in the
transaction agreements;
(C) Are filed with the
Commission as required by its
rules and regulations; and
(D) Agree with investors’ or
the trustee’s records as to the
total unpaid principal balance
and number of pool assets
serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are	X [9]
allocated and remitted in
accordance with timeframes,
distribution priority and other
terms set forth in the
transaction agreements.
1122(d)(3)(iii)	Disbursements made to an	X [10]		X [10]
investor are posted within two
business days to the servicer’s
investor records, or such other
number of days specified in
the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors	X
per the investor reports agree
with cancelled checks, or other
form of payment, or custodial
bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool			X
assets is maintained as
required by the transaction

EXHIBIT 33.1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
agreements or related pool
asset documents.
1122(d)(4)(ii)	Pool assets and related			X
documents are safeguarded as
required by the transaction
agreements.
1122(d)(4)(iii)	Any additions, removals or	X [11]		X [11]
substitutions to the asset pool
are made, reviewed and
approved in accordance with
any conditions or requirements
in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets,			X
including any payoffs, made in
accordance with the related
pool asset documents are
posted to the applicable
servicer’s obligor records
maintained no more than two
business days after receipt, or
such other number of days
specified in the transaction
agreements, and allocated to
principal, interest or other
items (e.g., escrow) in
accordance with the related
pool asset documents.
1122(d)(4)(v)	The servicer’s records	X [12]		X [12]
regarding the pool assets agree
with the servicer’s records
with respect to an obligor’s
unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the			X
terms or status of an obligor’s
pool asset (e.g., loan
modifications or re-agings) are
made, reviewed and approved
by authorized personnel in
accordance with the
transaction agreements and
related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery			X
actions (e.g., forbearance
plans, modifications and deeds
in lieu of foreclosure,
foreclosures and
repossessions, as applicable)
are initiated, conducted and
concluded in accordance with
the timeframes or other
requirements established by
the transaction agreements.
1122(d)(4)(viii)	Records documenting			X
collection efforts are
maintained during the period a

EXHIBIT 33.1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
pool asset is delinquent in
accordance with the
transaction agreements. Such
records are maintained on at
least a monthly basis, or such
other period specified in the
transaction agreements, and
describe the entity’s activities
in monitoring delinquent pool
assets including, for example,
phone calls, letters and
payment rescheduling plans in
cases where delinquency is
deemed temporary (e.g.,
illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates				X
or rates of return for pool
assets with variable rates are
computed based on the related
pool asset documents.
1122(d)(4)(x)	Regarding any funds held in				X
trust for an obligor (such as
escrow accounts):
(A) Such funds are analyzed,
in accordance with the
obligor’s pool asset
documents, on at least an
annual basis, or such other
period specified in the
transaction agreements;
(B) Interest on such funds is
paid, or credited, to obligors in
accordance with applicable
pool asset documents and state
laws; and
(C) Such funds are returned to
the obligor within 30 calendar
days of full repayment of the
related pool asset, or such
other number of days specified
in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of				X
an obligor (such as tax or
insurance payments) are made
on or before the related penalty
or expiration dates, as indicated
on the appropriate bills or
notices for such payments,
provided that such support has
been received by the servicer
at least 30 calendar days prior
to these dates, or such other
number of days specified in
the transaction agreements.

EXHIBIT 33.1

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by
		the Company	which the	subservicer(s)	the Company or by
			Company is	for which the	subservicer(s) or
			the	Company is	vendor(s) retained by
			Responsible	NOT the	the Company
			Party	Responsible
Party
1122(d)(4)(xii)	Any late payment penalties in				X
connection with any payment
to be made on behalf of an
obligor are paid from the
servicer’s funds and not
charged to the obligor, unless
the late payment was due to
the obligor’s error or
omission.
1122(d)(4)(xiii)	Disbursements made on behalf				X
of an obligor are posted within
two business days to the
obligor’s records maintained
by the servicer, or such other
number of days specified in
the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs	X [13]		X [13]
and uncollectable accounts are
recognized and recorded in
accordance with the
transaction agreements.
1122(d)(4)(xv)	Any external enhancement or				X
other support, identified in
Item 1114(a)(1) through (3) or
Item 1115 of Regulation AB,
is maintained as set forth in
the transaction agreements.

EXHIBIT 33.1

Footnotes to Appendix A Servicing Criteria

1 The Company only provides certain limited monitoring of the lockbox function provided by JPMorgan Chase Bank, N.A., a vendor retained by its subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc. The Company’s monitoring of this function primarily consists of relationship management, including participation in periodic site visits to inspect such vendor’s operations as they relate to the lockbox function. All other monitoring of the lockbox function provided to subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., is performed by such subservicers.

2 The Company only provides certain limited monitoring of the document imaging and storage function provided by Archive Systems, Inc., a vendor retained by its subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc. The Company’s monitoring of this function consists of accessing the vendor’s computer network for purposes of monitoring system availability and performance. All other monitoring of the document imaging and storage function provided to subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., is performed by such subservicers.

3 The Company performs all of criterion 1122(d)(2)(i) only with respect to collecting payments on pool assets received from subservicer, Dell Financial Services, L.P. Such subservicer and its lockbox vendors perform the remainder of criterion 1122(d)(2)(i) with respect to collecting payments on such pool assets from obligors.

4 The Company performs all of criterion 1122(d)(2)(ii) with respect to authorized disbursements of funds from its own concentration account to the indenture trustee. Such funds represent payments on pool assets received from subservicer, Dell Financial Services, L.P. The Company also instructs subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., as to timing and amounts of disbursements of funds to the indenture trustee from accounts held by such subservicers. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB. The Company does not make disbursements on behalf of an obligor.

5 The Company performs all of criterion 1122(d)(2)(iii) with respect to advances of funds from its own concentration account. The Company also reviews and approves advances of funds and any interest and other fees charged for such advances made by its subservicers, CIT Communication Finance Corporation and CIT Technology Financing Services, Inc., from accounts held by such subservicers. The Company does not guarantee collections, cash flows or distributions.

6 The Company performs all of criterion 1122(d)(2)(v) only with respect to the related accounts for the transaction and its own concentration account. Its subservicers perform criterion 1122(d)(2)(v) with respect to accounts held by such subservicers.

7 The Company performs all of criterion 1122(d)(2)(vii) only with respect to its own concentration account. Its subservicers perform criterion 1122(d)(2)(vii) with respect to accounts held by such subservicers.

8 Part (D) of criterion 1122(d)(3)(i) is inapplicable to the Company. The Company does not have access to investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced.

9 The Company performs all of criterion 1122(d)(3)(ii) with respect to allocations of amounts due investors and remittance from its own concentration account of such amounts to the indenture trustee. The Company also instructs subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., as to timing and amounts of remittances to the indenture trustee. The indenture trustee remits such amounts to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB.

10 The Company performs all of criterion 1122(d)(3)(iii) only with respect to posting of disbursements to the indenture trustee from its own concentration account. Its subservicers, CIT Communications Finance Corporation and CIT Technology Financing Services, Inc., perform criterion 1122(d)(3)(iii) with respect to posting of disbursements to the indenture trustee from accounts held by such subservicers. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB.

11 The Company performs all of criterion 1122(d)(4)(iii) with respect to additions, removals or substitutions made with respect to pool assets serviced by subservicer, Dell Financial Services, L.P. The Company also reviews, approves and issues instructions with respect to additions, removals or substitutions made with respect to pool assets serviced by its other subservicers.

12 The Company performs criterion 1122(d)(4)(v) only to the extent of receiving and recording information about pool assets and obligor unpaid principal balances from its subservicers in the form of raw data input from such subservicer’s platform receivables systems. Such information is initially determined and recorded by each subservicer.

EXHIBIT 33.1

13 The Company performs criterion 1122(d)(4)(xiv) only to the extent of receiving and recording information about delinquencies, chargeoffs and uncollectible accounts from its subservicers in the form of raw data input from such subservicer's platform receivable system. Delinquencies, chargeoffs and uncollectible accounts are initially recognized and recorded by each subservicer.